Exhibit 15
                                                                    ----------



                              Price Waterhouse LLP
                               7 St. Paul Street
                                   Suite 1700
                           Baltimore, Maryland 21202
                                  410-685-0542





May 8, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that MICROS Systems, Inc. has incorporated by reference our report dated May 8, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Forms S-8, No. 33-69782, No. 33-44481 and No. 33-33535, filed on September 30, 1993, December 12, 1991 and February 16, 1990, respectively and Form S-3, No. 33-88768 filed on May 3, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

Price Waterhouse LLP